UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

XOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39598	98-1550505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of principal executive offices)	(Zip Code)
(818) 316-1890
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	XOS	Nasdaq Capital Market
Warrants, every thirty warrants exercisable for one share of Common Stock at an exercise price of $345.00 per share	XOSWW	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On August 21, 2025, Xos, Inc. (the "Company") entered into an agreement (the “Lease Termination Agreement”) with the lessor of the Company's 235,094 square foot manufacturing facility in Mesa, Arizona leased by the Company's indirect wholly owned subsidiary, EMV Automotive USA Inc., under a lease (the “Mesa Lease”) that expires in 2033. Pursuant to the Lease Termination Agreement, among other things: (i) the Mesa Lease shall be terminated, contingent upon the lessor entering into a new lease for the premises with another lessee (the “Replacement Lease”); (ii) the Company shall make monthly payments to lessor for 18 months following termination of the Mesa Lease aggregating approximately $2.7 million; (iii) the landlord will keep the Company’s security deposit valued at approximately $1.2 million; and (iv) the Company shall pay leasing commissions of approximately $1.3 million payable in connection with the Replacement Lease. If the lessor does not enter into a new lease for the premises, the Mesa Lease will continue to be in effect until its scheduled expiration in 2033.

The Company assumed the Mesa Lease in connection with the acquisition of ElectraMeccanica Vehicles Corp. in March 2024. The Company will continue to use its other manufacturing facilities, and does not anticipate that the termination of the Mesa Lease will impact the Company’s operations.

The foregoing description of the Lease Termination Agreement is qualified in its entirety by reference to the actual Lease Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.02.

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, on August 8, 2025, the Company and Aljomaih Automotive Company ("Aljomaih") entered into Amendment No. 1 to the Note Purchase Agreement dated August 9, 2022 (as amended, the "Note Purchase Agreement") and a Second Amended and Restated Convertible Promissory Note (as amended, the “Convertible Note”). The Convertible Note provides that, among other things, the approximately $6.0 million of interest accrued under the Convertible Note through August 11, 2025 (the "Accrued Interest") shall be converted into shares of the Company’s common stock at the 10-day VWAP (as defined in the Note) on August 25, 2025. Pursuant to the Convertible Note, on August 25, 2025, the Company issued 1,803,262 shares of the Company's unregistered common stock (the "Interest Shares") to Aljomaih in payment of the Accrued Interest.

The Company issued the Interest Shares in reliance on the exemptions from registration provided by Section 3(a)(9) and/or Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation S promulgated thereunder. No commission or other remuneration was paid by Aljomaih in connection with the issuance of the Interest Shares in payment of Accrued Interest.

The foregoing descriptions of the Note Purchase Agreement and the Convertible Note are qualified in their entirety by reference to the original Note Purchase Agreement, Amendment No. 1 thereto, the Convertible Note and the Letter Agreement between the Company and Aljomaih executed August 14, 2025, copies of which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated by reference to this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1*	Lease Amendment - Termination Agreement between Landing 4 Industrial, LLC and EMV Automotive USA Inc., dated August 21, 2025.
10.2
Note Purchase Agreement, dated as of August 9, 2022, by and among Xos, Inc. and Aljomaih Automotive Co. (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed August 11, 2022).

10.3
Amendment Number One to Note Purchase Agreement, dated as of August 8, 2025, by and among Xos, Inc. and Aljomaih Automotive Co. (incorporated by reference to Exhibit 10.4 of the Company's Quarterly Report on Form 10-Q filed August 13, 2025).

10.4
Second Amended and Restated Convertible Promissory Note, dated as of August 8, 2025, by and among Xos, Inc. and Aljomaih Automotive Co. (incorporated by reference to Exhibit 10.5 of the Company's Quarterly Report on Form 10-Q filed August 13, 2025).

10.5
Letter Agreement between Xos, Inc. and Aljomaih Automotive Co., executed on August 14, 2025 (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed August 14, 2025).

104	iXBRL language is updated in the Exhibit Index

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2025

XOS, INC.

By:	/s/ Liana Pogosyan
Liana Pogosyan
Chief Financial Officer